Exhibit 99.1

ExamWorks Completes Acquisition of Advanced Medical Reviews

Atlanta, GA. January 19, 2016 – ExamWorks Group, Inc. (NYSE: EXAM), a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, and other related services ("IME services"), today announced the acquisition of Advanced Medical Reviews, Inc. ("AMR") for an all cash purchase price of $30.0 million. Additionally, the AMR acquisition agreement contains an earnout provision providing the selling shareholders with additional cash payments of up to $9.8 million based on revenues to be generated from a new client over a 24-month period. ExamWorks funded the acquisition with cash on hand and borrowings under its existing senior secured revolving credit facility.

AMR is a national peer review provider based in Santa Monica, CA. AMR’s state-of-the-art software platform, including its proprietary operations system, web-based case referral platform, and mobile application, automates key elements of the peer review process, enables same-day workflow customization and facilitates seamless integration with customer software.

In the aggregate, the AMR acquisition and the previously announced Argent Rehabilitation and ABI Document Support Services acquisitions completed in November 2015 and January 2016, respectively, are, together, expected to generate constant currency annual revenues of $83 million and adjusted EBITDA of approximately $17.5 million in 2016. The aggregate purchase price of these three acquisitions was approximately $145 million.

James K. Price, CEO of ExamWorks, said: "AMR's virtual web-based platform and portal meet our strategic acquisition requirements to invest in enabling technologies and core capabilities required by our customers. AMR’s unique capabilities promote operational efficiencies and quality of the review process."

Richard E. Perlman, Executive Chairman, said: "ExamWorks' vision is predicated on being a full service IME provider. We believe that no other IME company has a platform that compares with our integrated offering, which includes secure online ordering, credentialing, tracking, delivery, document management, software customization and integration. We are pleased to welcome AMR to the ExamWorks family."

Bailey Southwell & Co. served as exclusive strategic and financial advisor to AMR on the transaction.

About ExamWorks Group

ExamWorks Group, Inc. is a leading provider of independent medical examinations, peer reviews, bill reviews, Medicare compliance services, case management services, and related services ("IME services"). We help our clients manage costs and enhance their risk management processes by verifying the validity, nature, cause and extent of claims, identifying fraud and providing fast, efficient and quality IME services. ExamWorks is focused on providing clients a national presence while maintaining the local service and capabilities they need and expect.

Forward Looking Statements

Statements made in this press release that express ExamWorks' or management's intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements, which ExamWorks intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements often include words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "plan," "estimate," or the negative of these terms or other similar expressions that convey uncertainty of future events or outcomes.  Forward-looking statements may include information concerning ExamWorks' possible or assumed future results of operations, including descriptions of ExamWorks' revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to ExamWorks' operations and business environment, all of which are difficult to predict and many of which are beyond ExamWorks' control. Although ExamWorks believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many uncertainties and factors could affect ExamWorks' actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including but not limited to: our ability to implement our growth strategy and acquisition program; our ability to integrate completed acquisitions; our expansion into international markets; our increasing reliance on national account clients; our ability to secure additional financing; regulation of our industry; our information technology systems and the risk of security and data breaches; our ability to protect our intellectual property rights and other information; our ability to compete successfully with our competitors; our ability to monitor and retain qualified physicians and other medical providers; our ability to obtain, retain and grow customer relationships; our ability to provide accurate health-related risk assessment analyses of data; our ability to comply with existing and future regulation; our ability to retain key management personnel; and restrictions in our credit facility, senior notes indenture and future indebtedness.  In addition, the risks discussed in our periodic reports, registration statements and other filings with the Securities and Exchange Commission could cause actual results to differ materially from the results anticipated by forward-looking statements.

You should keep in mind that any forward-looking statement made by ExamWorks herein, or elsewhere, speaks only as of the date on which made. ExamWorks expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in ExamWorks' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

CONTACT:
ExamWorks Group, Inc.
J. Miguel Fernandez de Castro
Senior Executive Vice President and Chief Financial Officer
investorrelations@examworks.com
404-952-2400